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EXHIBIT 15

STATE STREET CORPORATION

Independent Registered Public Accounting Firm's Acknowledgement Letter

The Stockholders and Board of Directors
State Street Corporation

We are aware of the incorporation of reference in Registration Statements (Form S-3: Nos. 333-98267, 333-16987, 333-34516, 333-34516-01, 333-34516-02, 333-34516-03, 333-2143, 33-49885, 333-49143, 333-49143-01, 333-49143-02, 333-49143-03 and 333-53854 and Form S-8: Nos. 333-100001, 333-99989, 333-65281, 333-46678, 333-36409, 333-16979, 33-57359, 33-38672, 33-38671, 33-2882, 2-93157, 2-88641, 2-68696 and 2-68698), of our reports dated April 12, 2004 and July 12, 2004 relating to the unaudited condensed consolidated interim financial statements of State Street Corporation which are included in its Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004.

                      /s/ Ernst & Young LLP

Boston, Massachusetts

August 6, 2004

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  Independent Registered Public Accounting Firm's Acknowledgement Letter